Exhibit 10.16b

SECOND AMENDMENT TO AMENDED AND RESTATED AGREEMENT FOR RESEARCH & DEVELOPMENT ALLIANCE ON TRIEX MODULE TECHNOLOGY

This SECOND AMENDMENT TO AMENDED AND RESTATED AGREEMENT FOR RESEARCH & DEVELOPMENT ALLIANCE ON TRIEX MODULE TECHNOLOGY (this “Amendment”) is effective as of December 15, 2014 (the “Effective Date”) and is by and between THE RESEARCH FOUNDATION FOR THE STATE UNIVERSITY OF NEW YORK (“FOUNDATION”), a non-profit educational corporation existing under the laws of the State of New York, having an office located at 257 Fuller Road, Albany, New York 12203, on behalf of the Colleges of Nanoscale Science and Engineering of the State University of New York Polytechnic Institute), and SILEVO, INC. (“SILEVO”), a Delaware corporation with its principal office located at 45655 Northport Loop East, Fremont, California 94555. FOUNDATION and SILEVO are each referred to herein sometimes individually as a “Party” or, collectively, as “Parties.”

I.          RECITALS

I.1.       FOUNDATION and SILEVO entered into that certain Amended and Restated Agreement for Research & Development Alliance on Triex Module Technology effective as of September 2, 2014, as amended by a First Amendment thereto effective as of October 31, 2014 (as amended, the “Agreement”)

I.2.       The parties wish to amend the terms of Section 19.14 of the Agreement as set forth in this Amendment.

THEREFORE, in consideration of the mutual promises and covenants contained in this Amendment and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, and intending to be legally bound hereby, the Parties agree as follows:

II.         DEFINED TERMS

In addition to the terms defined elsewhere in this Amendment, capitalized terms that are used but not defined herein shall have the meanings ascribed to such terms in the Agreement.

III.         AMENDMENTS

Section 19.14 is amended by deleting the reference to “December 15, 2014” and replacing it with “February 13, 2015”.

IV.        MISCELLANEOUS

No amendment or modification of this Amendment shall be valid or binding upon the Parties unless in a writing executed by both of the Parties.  This Amendment, together with the Agreement, is the complete and exclusive statement of the agreement of the Parties in respect of the subject matter described in this Amendment and shall supersede all prior and contemporaneous agreements, communications, representations, and understandings, either oral or written, between the Parties or any officers, agents or representatives thereof.  This Amendment may be signed in one or more counterparts, each of which shall be deemed to be an original and all of which when taken together shall constitute the same Amendment.  Any signed copy of this Amendment made by photocopy, facsimile or PDF Adobe format shall be considered an original.  Except as amended and/or modified by this Amendment, the Agreement is hereby ratified and confirmed and the Agreement and all other terms thereof shall remain in full force and effect, unaltered and unchanged by this Amendment.  In the event of any conflict between the provisions of this Amendment and the provisions of the Agreement, the provisions of this Amendment shall prevail.  Whether or not specifically amended by this Amendment, all of the terms and provisions of the Agreement are hereby amended to the extent necessary to give effect to the purpose and intent of this Amendment.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed and delivered by their duly authorized representatives as of the Effective Date.

THE RESEARCH FOUNDATION FOR

THE STATE UNIVERSITY OF NEW YORK

By:	/s/ Christine Waller
Name:	Christine Waller
Title:	Operations Manager

SILEVO, INC.

By:	/s/ Lyndon Rive
Name:	Lyndon Rive
Title:	President